UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 6, 2004

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


            Delaware                       1-15062               13-4099534
            --------                       -------               ----------
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
       Incorporation)                                        Identification No.)


                One Time Warner Center, New York, New York 10019
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item  8.01  Other Events.

America Online Note Redemption
------------------------------

     As previously reported by Time Warner Inc. (the "Company") at page 32 in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2004 (the "September 2004 Form 10-Q"), the Company and America Online, Inc. ("AOL"), a wholly owned subsidiary of the Company, called for redemption, to occur on December 6, 2004, of all of the Convertible Subordinated Notes due 2019 issued by AOL (the "Zero-Coupon Notes"). On December 6, 2004, the Company repaid in full all accrued and outstanding amounts under the Zero-Coupon Notes (not including a nominal amount of Zero-Coupon Notes that were converted) and retired the Zero-Coupon Notes. The aggregate amount of such payments was approximately $1.22 billion, which amount was paid with cash on hand.

America Online Restructuring
----------------------------

     As previously reported at page 22 in the September 2004 Form 10-Q, during the third quarter of 2004, AOL began considering plans to realign its resources more efficiently in response to the changing dynamics of its businesses. Subsequently, in November 2004, AOL reorganized its management and operations to more effectively focus AOL's businesses on the markets served.

     On December 7 and November 23, 2004, AOL committed to plans to reduce its workforce to align the workforce with AOL's new management structure. These plans are expected to result in pre-tax charges in the fourth quarter of 2004 totaling approximately $60 million for severance benefits (of which approximately $5 million relates to the November 23, 2004 plan). The employee terminations pursuant to these plans will be principally completed, and the corresponding severance benefits paid, in the first quarter of 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TIME WARNER INC.


                                          By:  /s/  Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

  Date:  December 10, 2004